UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported):  March 16, 2009

TONGLI PHARMACEUTICALS (USA), INC.
(Exact name of registrant as specified in charter)

Delaware	0-52954	84-1090791
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

136-14 Apt. 6D, Northern Blvd. Flushing, NY		11354
(Address Of Principal Executive Offices)		(Zip Code)

718-321-8380
(Registrant’s Telephone Number, Including Area Code)

125 Maiden Lane, Suite 309, New York, NY 10038
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 16, 2009, the Board of Directors of the Company by unanimous written consent accepted the resignation of Yibin Yang as Chief Financial Officer of the Company and appointed Mr. Li Li to serve as Chief Financial Officer of the Company in his stead.  There were no disagreements between Mr. Yang and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.  Upon acceptance of Mr. Yang’s resignation, the Board of Directors appointed him to the position of Senior Vice President of Finance of the Company.

Mr. Li joined Harbin Tianmu Pharmaceutical Inc., a wholly owned operating subsidiary of the Company, as Chief Financial Officer in 2009.  Prior to that, he had served as Chief Financial Officer of Sanpu Pharmaceutical Co., Ltd. from 2006 to 2008, and Chief Financial Officer of Harbin Qiulin Co., Ltd. from 1999 to 2005.  Mr. Li earned an M.B.A. in Finance from Peking University.

Mr. Li Li has no family relationship with any of the executive officers or directors of the Company.  There have been no transactions in which the amount involved exceeded $120,000 in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Li had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TONGLI PHARMACEUTICALS (USA), INC.

Date: March 20, 2009	By:	/s/ Yao Mingli
Name: Yao Mingli
Title: Chairman and CEO